UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

UNDER ARMOUR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1990078
(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)

1020 Hull Street, 3rd Floor Baltimore, Maryland 21230	21230
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-127856 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.0003 1/3
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Class A Common Stock, par value $0.0003 1/3 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-127856), filed with the Securities and Exchange Commission on August 25, 2005, as amended on each of October 12, 2005, November 4, 2005 and November 15, 2005, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.    Exhibits.

99 (A).  Form of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 the Registration Statement).

99 (B).  Form of Amended and Restated By-Laws (incorporated by reference to Exhibit 3.02 the Registration Statement).

99 (C). Form of Certificate of Common Stock of Under Armour, Inc. (incorporated by reference to Exhibit 4.01 the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UNDER ARMOUR, INC.

Date: November 16, 2005	By:	/s/ J. SCOTT PLANK
		Name:	J. Scott Plank
		Title:	Chief Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Form of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 the Registration Statement).

99 (B).	Form of Amended and Restated By-Laws (incorporated by reference to Exhibit 3.02 the Registration Statement).

99 (C).	Form of Certificate of Common Stock of Under Armour, Inc. (incorporated by reference to Exhibit 4.01 the Registration Statement).